Exhibit 1.2
UNITED STATES CELLULAR CORPORATION
(a Delaware corporation)
Debt Securities
TERMS AGREEMENT
August 10, 2020

To:	United States Cellular Corporation
8410 West Bryn Mawr Avenue
Chicago, Illinois 60631
Ladies and Gentlemen:
We understand that United States Cellular Corporation, a Delaware corporation (the “Company”), proposes to issue and sell $500,000,000 aggregate principal amount of its senior debt securities (the “Securities”). Subject to the terms and conditions set forth or incorporated by reference herein, we the underwriters named below (the “Underwriters”) offer to purchase, severally and not jointly, the principal amount of Securities opposite their names set forth below at the purchase price set forth below.

Underwriter	Principal Amount of Securities
BofA Securities, Inc.	$87,000,000
Morgan Stanley & Co. LLC	87,000,000
RBC Capital Markets, LLC	87,000,000
UBS Securities LLC	87,000,000
Wells Fargo Securities, LLC	87,000,000
Citigroup Global Markets Inc.	25,000,000
BNY Mellon Capital Markets, LLC	8,000,000
CIBC World Markets Corp.	8,000,000
TD Securities (USA) LLC	8,000,000
Truist Securities, Inc.	8,000,000
U.S. Bancorp Investments, Inc.	8,000,000
Total	$500,000,000

The Underwritten Securities shall have the following terms:
Debt Securities

Title:	6.250% Senior Notes due 2069
Rank:	Senior unsecured obligations of the Company

Aggregate principal amount of Securities:	$500,000,000

Denominations:	$25 and integral multiples of $25 in excess thereof

Currency of payment:	US Dollars

Interest rate:	6.250% per annum

Interest payment dates:	March 1, June 1, September 1 and December 1, commencing December 1, 2020

Regular record dates:	The first business day preceding the respective interest payment date

Stated maturity date:	September 1, 2069

Redemption provisions:	The Notes may be redeemed, in whole or in part, at the Company’s option at any time on and after September 1, 2025 at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but not including, the redemption date.

Sinking fund requirements:	None

Conversion provisions:	None

Listing requirements:	Apply to list on NYSE within 30 days of settlement date

CUSIP / ISIN:	911684 702 / US9116847024

Price to Public:	$25 per Note; 100% of the principal amount, plus accrued interest, if any, from August 12, 2020

Purchase price:	$24.2125 per Note; 96.850% of principal amount, plus accrued interest, if any, from August 12, 2020

Form:	Book-entry only

Other terms and conditions:	None

Initial Sale Time:	4:05 P.M., New York City time, on August 10, 2020

Free writing prospectus included in Disclosure Package (See Section 1(a)(2)):	Free Writing Prospectus, dated August 10, 2020

Electronic road show or other written communications included in Company Additional Written Communication (See Section 1(a)(6)):	None

Restriction on Sale of Securities:	August 10, 2020 and continuing to and including 30 days thereafter, except with prior written consent from the Representatives

Closing date and location:	August 12, 2020 at the offices of Sidley Austin LLP, One S. Dearborn Street, Chicago, Illinois 60603

All of the provisions contained in the document attached as Annex I hereto entitled “UNITED STATES CELLULAR CORPORATION — Debt Securities — Final Term Sheet” as was filed with the Securities and Exchange Commission on August 10, 2020, and the document attached as Annex II hereto entitled “UNITED STATES CELLULAR CORPORATION — Debt Securities — Underwriting Agreement” are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

Please accept this offer no later than five o’clock P.M. (New York City time) on August 10, 2020 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

Very truly yours,

BOFA SECURITIES, INC.
MORGAN STANLEY & CO. LLC
RBC CAPITAL MARKETS, LLC
UBS SECURITIES LLC
WELLS FARGO SECURITIES, LLC

As Representatives of the Several Underwriters Referred to Below

BY:	WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Authorized Signatory

Acting on behalf of itself and the other named Underwriters

Accepted:
UNITED STATES CELLULAR CORPORATION

By	/s/ LeRoy T. Carlson, Jr.
Name:	LeRoy T. Carlson, Jr.
Title:	Chairman

By	/s/ Laurent C. Therivel
Name:	Laurent C. Therivel
Title	President and Chief Executive Officer

Annex I to Terms Agreement

Form of Pricing Term Sheet

Free Writing Prospectus
(To Prospectus dated April 17, 2020 and
Preliminary Prospectus Supplement Dated August 10, 2020)

United States Cellular Corporation
6.250% Senior Notes due 2069
Pricing Term Sheet

Issuer:	United States Cellular Corporation
Expected Ratings (Moody’s / S&P / Fitch)*:	Ba1 / BB / BB+
Security:	6.250% Senior Notes due 2069
Principal Amount:	$500,000,000
Over-Allotment Option:	None
Denominations:	$25 and integral multiples of $25 in excess thereof
Trade Date:	August 10, 2020
Settlement Date:	August 12, 2020 (T+2)
Maturity Date:	September 1, 2069
Coupon:	6.250%
Interest Payment Dates:	March 1, June 1, September 1 and December 1, commencing December 1, 2020
Price to Public:	$25.00 per note
Optional Redemption:	The Issuer may redeem the Notes, in whole or in part, at any time on and after September 1, 2025 at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest to, but not including, the redemption date.
Listing:	The Issuer intends to apply to list the Notes on the New York Stock Exchange under the symbol “UZD” and, if the application is approved, expects trading in the Notes on the New York Stock Exchange to begin within 30 days after the Settlement Date.
CUSIP/ISIN:	911684702 / US9116847024
Joint Book-Running Managers:	BofA Securities, Inc. Morgan Stanley & Co. LLC RBC Capital Markets, LLC UBS Securities LLC Wells Fargo Securities, LLC
Lead Manager:	Citigroup Global Markets Inc.
Co-Managers:	BNY Mellon Capital Markets, LLC CIBC World Markets Corp. TD Securities (USA) LLC Truist Securities, Inc. U.S. Bancorp Investments, Inc.
PRIIPs:	No PRIIPs key information document (KID) has been prepared as not available to retail clients in European Economic Area or the United Kingdom.

Selling Restrictions:
 European Economic Area and United Kingdom
 PROHIBITION OF SALES TO EEA AND UK RETAIL INVESTORS - The Notes have not been or may not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129.
 United Kingdom
 Each underwriter: (i) has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and (ii) has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which section 21(1) of the FSMA does not apply to the Issuer.

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting BofA Securities, Inc., toll-free at 1-800-294-1322 or email dg.prospectus_requests@bofa.com; or Morgan Stanley & Co. LLC, toll-free at 1-800-584-6837; RBC Capital Markets, LLC toll-free at 1-866-375-6829 or email rbcnyfixedincomeprospectus@rbccm.com; UBS Securities LLC, toll-free at 1-888-827-7275; or Wells Fargo Securities, LLC, toll-free at 1-800-645-3751 or email wfscustomerservice@wellsfargo.com.

Annex II to Terms Agreement

UNITED STATES CELLULAR CORPORATION

Underwriting Agreement

[see attached]